UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2023

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023, Comstock Inc. and its wholly-owned subsidiary Comstock Northern Exploration, LLC (together, “Comstock”), entered into a Mineral Exploration and Mining Lease Agreement (the “Mineral Lease”) with Mackay Precious Metals Inc. (“Mackay”), to lease certain northernmost patented mining claims, mineral exploration rights and town lots (the “Northern Targets”) controlled by Comstock. The Northern Targets encompass both the Gold Hill and northern Occidental Lode claim groups in the historic, world-class, Comstock Mining District located in Storey County, Nevada.

The Mineral Lease has a term of 20 years and would automatically continue once feasibility is established and for so long as Mackay is engaged in mining operations and in full compliance with the Mineral Lease.

The fees associated with the Mineral Lease included $1.25 million lease initiation fee that was fully paid at signing and then $1.5 million per annum for the first four years, paid as a quarterly fee of $375,000 per quarter, in arrears, due on each September 30, December 31, March 31, and June 30, except for the first two quarterly payments which are due on July 31, 2023, and August 31, 2023, or sooner, based on cash proceeds into their fund. Beginning with the first payment due in year five, and continuing thereafter, the fee shall change to $250,000 per quarter. The Mineral Lease also includes a 1.5% NSR from all precious metal production from these claims.

In addition, Mackay is required to reimburse Comstock for carrying costs associated with the Properties, estimated to be approximately $200,000 per year. The Mineral Lease is assignable by Comstock and Mackay.

The Mineral Lease contains non-competition restrictions prohibiting Mackay from staking property within two miles of any of the property owned or leased by Comstock in the District (including both Lyon or Storey County properties) for the first five years of the Term, and mutual rights of first refusal with respect to the sale of certain mining assets for both Comstock and Mackay. During the Term of the Mineral Lease, Comstock has a right of first refusal to purchase certain properties in the surrounding areas located within the Area of Interest and the Non-Compete Area and Mackay has a right of first refusal to purchase Comstock Properties should Comstock intend to sell to a third party. Defined terms used in the preceding sentence have the meanings ascribed to such terms in the Mineral Lease. Mackay may terminate the Mineral Lease at any time with notice.

The foregoing summary of the Mineral Lease terms is not exhaustive and is qualified in its entirety by the Mineral Lease terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The press release announcing the transaction described herein is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: July 6, 2023	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer